As filed with the Securities and Exchange Commission on March 23, 2009.

Registration No. 333-112034

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-112034

UNDER THE SECURITIES ACT OF 1933

INTERLINK ELECTRONICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0056625
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

546 Flynn Road

Camarillo, California 93012

(Address, including zip code, of principal executive offices)

Charles C. Best

Interlink Electronics, Inc.

546 Flynn Road

Camarillo, California 93012

(805) 484-8855

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Michael K. Renetzky

Locke Lord Bissell & Liddell LLP

111 South Wacker Drive, Floor 44

Chicago, Illinois 60606

Approximate date of commencement of proposed sale to the public: Not applicable. Termination of Registration Statement and deregistration of related securities that were not sold pursuant to the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SHARES OF COMMON STOCK

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (Registration No. 333-112034) filed by Interlink Electronics, Inc. (“Interlink”), which was initially filed with the Securities and Exchange Commission on January 21, 2004, and became effective on August 3, 2004 (the “Registration Statement”). This offering has been terminated and Interlink intends to suspend the registration of its Common Stock under the Securities Exchange Act of 1934, as amended. Consequently, in accordance with an undertaking made by Interlink in the Registration Statement to remove from registration, by means of a post-effective amendment, all of the securities that remain unsold at the termination of the offering, Interlink hereby amends the Registration Statement to deregister all securities registered pursuant to the Registration Statement and not otherwise sold thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on this 20th day of March, 2009.

INTERLINK ELECTRONICS, INC.

By:	/s/ Charles C. Best
Charles C. Best Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Title	Date

/s/ Kevin Wiley Kevin Wiley Chief Executive Officer, Director	March 20, 2009

/s/ Charles C. Best Charles C. Best Chief Financial Officer	March 20, 2009

/s/ George Gu George Gu Director	March 20, 2009

/s/ Lawrence S. Barker Lawrence S. Barker Director	March 20, 2009

/s/ Edward Hamburg Edward Hamburg Director	March 20, 2009

/s/ Tom Thimot Tom Thimot Director	March 20, 2009